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                                                                    EXHIBIT 99.1

                                      THOR
                          ----------------------------
                          I N D U S T R I E S  I N C.

 419 WEST PIKE ST*JACKSON CTR,OH 45334-0629*PHONE 937/596-6849*FAX 937/596-6539


                             P R E S S R E L E A S E
                            -------------------------




February 10, 1998
Contact Wade F. B. Thompson or Peter B. Orthwein



                         THOR ACQUIRES BUS MANUFACTURER;
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                     ACQUISITION EXPECTED TO ADD TO EARNINGS
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Thor  Industries,  Inc.  (NYSE:THO)  announced  today that it has  completed the acquisition  of Champion  Motor  Coach,  Inc.,  Imlay City MI, a  subsidiary  of

Champion Enterprises Inc. (NYSE:CHB) for about $11 million cash.


Champion  Motor  Coach,  Inc.,  which  is  profitable,   is  the  third  largest

manufacturer of mid-size buses and has sales of approximately  $60 million.  Its acquisition  is expected to add to Thor earnings this fiscal year and gives Thor over $200 million annually in Bus sales.


Thor is the second largest manufacturer of recreational vehicles and the largest builder of mid size buses.